UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2017

Aon plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England (Address of Principal Executive Offices)	EC3V 4AN (Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Aon plc (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”) on June 23, 2017.  A total of 235,956,110 Class A Ordinary Shares, or 89.96% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following thirteen proposals at the Annual Meeting, all of which are described in the 2017 Proxy Statement, and cast their votes as described below:

1.              The election or re-election of eleven nominees to serve as Directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	211,662,285	6,278,514	961,749	17,053,562
Gregory C. Case	215,404,420	3,335,393	162,735	17,053,562
Jin-Yong Cai	218,193,046	500,522	208,980	17,053,562
Fulvio Conti	217,856,798	839,781	205,969	17,053,562
Cheryl A. Francis	217,523,225	1,181,998	197,325	17,053,562
J. Michael Losh	212,187,208	6,501,458	231,882	17,053,562
Robert S. Morrison	212,810,677	5,880,058	211,813	17,053,562
Richard B. Myers	215,023,945	3,674,286	204,317	17,053,562
Richard C. Notebaert	209,867,723	8,821,855	212,970	17,053,562
Gloria Santona	213,867,194	4,839,738	195,616	17,053,562
Carolyn Y. Woo	213,051,709	5,660,526	190,313	17,053,562

2.              An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
203,336,748	15,337,356	228,444	17,053,562

3.              An advisory vote to determine the frequency of holding an advisory vote to approve executive compensation.  The shareholders voted to hold the vote “every year.”

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
202,023,364	739,347	15,954,127	185,710	17,053,562

4.              A vote to approve the directors’ remuneration policy contained within the Company’s annual report and accounts. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
208,739,658	9,877,739	285,151	17,053,562

5.              An advisory vote to approve the directors’ remuneration report contained within the Company’s annual report and accounts. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
207,415,302	11,209,261	277,985	17,053,562

6.              The receipt of the Company’s annual report and accounts, together with the reports of the directors and auditors for the year ended December 31, 2016.  This ordinary resolution was approved.

For	Against	Abstain
234,928,106	151,360	876,644

7.              The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2017.  This ordinary resolution was approved.

For	Against	Abstain
233,892,334	1,913,619	150,157

8.              The re-appointment of Ernst & Young LLP as the Company’s U.K. statutory auditors to hold office from the conclusion of the Annual Meeting until the next annual general meeting where accounts are laid before the Company.  This ordinary resolution was approved.

For	Against	Abstain
234,551,504	1,241,415	163,191

9.              The authorization of the directors to determine the remuneration of Ernst & Young LLP as the Company’s statutory auditors.  This ordinary resolution was approved.

For	Against	Abstain
234,484,774	1,293,212	178,124

10.       The approval of certain forms of contracts for use in effecting purchases of shares pursuant to the Company’s share repurchase program and the counterparties with whom the Company may conduct such repurchase transactions. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
207,139,137	10,776,347	987,064	17,053,562

11.       The authorization of the directors to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares of the Company. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
204,662,253	13,831,904	408,391	17,053,562

12.       The authorization of the directors to allot equity securities for cash without preemptive rights. This special resolution was approved.

For	Against	Abstain	Broker Non-Votes
212,306,294	5,531,490	1,064,764	17,053,562

13.       The authorization of the Company and its subsidiaries to make political donations and expenditures. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
216,798,018	1,829,759	274,771	17,053,562

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

	By:	/s/ Molly Johnson
Molly Johnson
Assistant Secretary

Date: June 27, 2017